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                                                                      Exhibit 23


                       Consent Of Independent Accountants




We hereby consent to the inclusion in this Current Report on Form 8-K of Rockwell International Corporation dated December 21, 1994 of our report dated February 3, 1994 relating to the consolidated financial statements of Reliance Electric Company and to the incorporation by reference of our report dated February 3, 1994 relating to the consolidated financial statements of Reliance Electric Company in (i) Rockwell International Corporation's Registration Statement No. 33-49699 on Form S-3, (ii) Registration Statement No. 2-99494 (as amended through Post-Effective Amendment No. 4 thereto) on Form S-8 relating to Rockwell International Corporation's Savings Plan for Certain Represented Hourly Employees, as amended, (iii) Registration Statement No. 33-27122 on Form S-8 relating to Rockwell International Corporation's 1988 Long-Term Incentives Plan, 1981 Incentive Stock Option Plan for Key Employees, as amended, and 1979 Stock Plan for Key Employees, as amended, and (iv) Registration Statement No. 33-32662 on Form S-8 relating to Rockwell International Corporation's Savings Plan, as amended.



/s/ Price Waterhouse LLP

Price Waterhouse LLP
Cleveland, Ohio
December 21, 1994



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